Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statements (No. 333-272283, No. 333-197645, No. 333-228431, No. 333-252608, and No. 333-266463) on Form S-8 and registration statements (No. 333-281175 and No. 333-284510) on Form S-3ASR of our reports dated February 19, 2026, with respect to the consolidated financial statements of Strategy Inc (formerly MicroStrategy Incorporated) and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
McLean, Virginia
February 19, 2026